EXHIBIT 10.35

                              CONSULTANT AGREEMENT

         CONSULTANT AGREEMENT (this "AGREEMENT") dated as of May 12, 2004, and with an effective date of January 1, 2004 ("EFFECTIVE DATE") between Markland Technology, Inc. (including, as the context may require, its subsidiaries, the "COMPANY"), a Florida corporation, and Verdi Consulting, (the "CONSULTANT"), located in East Greenwich, Rhode Island, 02818.

         WHEREAS, the Company and Consultant had previously entered into an employment agreement dated January 1, 2003 (the "PRIOR AGREEMENT"); and

         WHEREAS, the Company wishes to employ the CONSULTANT to render services for the Company on the terms and conditions set forth in this Agreement, and the Consultant wishes to be retained and employed by the Company on such terms and conditions; and

         WHEREAS, to accomplish the foregoing, the Company and Consultant wish to supplant the prior Agreement with this Agreement retroactive from the Effective Date.

         NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Termination of Prior Agreement; Current ENGAGEMENT -The Prior Agreement is hereby deemed performed through the Effective Date and is hereby terminated as of the Effective Date. The Company hereby employs the Consultant, and the Consultant accepts such engagement and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

2. TERM - Unless terminated at an earlier date in accordance with Section 8 of this Agreement or otherwise extended by agreement of the parties, the term of the Consultant's engagement hereunder shall be for a period of five years, commencing on January 2, 2004. The period of engagement may be extended by written agreement or e-mail between the parties, provided that certain provisions relating to compensation may change upon commencement of any extension hereto.

3. POSITION AND DUTIES

         (a) SERVICE WITH COMPANY - During the term of the Consultant's engagement, the Consultant agrees to perform such reasonable services as the Board of Directors of the Company (the "BOARD") shall assign to Consultant from time to time. The Consultant shall commence as a business development and financing consultant..

         (b) PERFORMANCE OF DUTIES - The Consultant agrees to serve the Company faithfully and to the best of Consultant's ability and to devote a reasonable amount of time, attention and efforts to the business and affairs of the Company during Consultant's engagement by the Company. The Consultant hereby confirms that Consultant is under no contractual commitments inconsistent with Consultant's obligations set forth in this Agreement and that during the term of this Agreement, Consultant will not render or perform services for any other corporation, firm, entity or person, which are inconsistent with the provisions of this Agreement. While Consultant remains employed by the Company, the Consultant may participate in reasonable professional, charitable, and/or personal investment activities so long as such activities do not interfere with the performance of Consultant's obligations under this Agreement.

4. COMPENSATION

         (a) BASE CONSIDERATION - As compensation for services to be rendered by the Consultant under this Agreement, the Company shall pay to the Consultant during the term of the contract a base payment of $25,000.00 gross per month (total of $300,000 per year, the "ANNUAL SALARY"), which payment shall be paid in arrears in accordance with the Company's normal procedures and policies.

         (b) INCENTIVE COMPENSATION - In addition to the base payment, the Consultant shall be eligible to participate in any bonus or incentive compensation plans that may be established by the Board from time to time applicable to the Consultant's services.

         (c) EXPENSES- The Company will pay or reimburse the Consultant for all reasonable and necessary out-of-pocket expenses incurred by Consultant in the performance of Consultant's duties under this Agreement, subject to the Company's normal policies for expense verification. In addition, Company agrees to provide Consultant with up to $5,000 monthly for auto expense, business office expense, medical and life insurance expenses.

         (d) INITIAL GRANT OF STOCK - The company agrees to CONDITIONALLY grant to Consultant shares of common stock in the Company (the "COMMON STOCK") at seven different periods: (i) the first ("GRANT ONE") being upon the conclusion of a 90 day period following the Effective Date, (ii) the second ("GRANT TWO") being upon the conclusion of a 180 day period following the Effective Date,
(iii) the third ("GRANT THREE") being upon the conclusion of a 210 day period following the Effective Date, (iv) the fourth ("GRANT FOUR") being upon conclusion of a 1 year period following the Effective Date , the fifth ("GRANT FIVE") being upon conclusion of a 2 year period following the Effective Date, the sixth ("GRANT SIX") being upon conclusion of a 3 year period following the Effective Date and the seventh the ("GRANT SEVEN") being upon conclusion of a 4 year period following the Effective Date (Grant One, Grant Two, Grant Three, Grant Four, Grant Five, Grant Six and Grant Seven may be referred to as "GRANT" or "GRANTS"). Each Grant shall be equivalent to a "STOCK PERCENTAGE" of the Common Stock Equity of the Company (defined below) calculated as of the "FINAL DATE" associated with that Grant, as follows:

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-------------------------- --------------------------- -------------------------

        GRANT                   STOCK PERCENTAGE               FINAL DATE
-------------------------- --------------------------- -------------------------

Grant One                             2.5                    April 1, 2004
-------------------------- --------------------------- -------------------------

Grant Two                            1.00%                   July 1, 2004
-------------------------- --------------------------- -------------------------

Grant Three                          1.00%                    Oct 1, 2004
-------------------------- --------------------------- -------------------------

Grant Four                           1.0%                   January 2, 2005
-------------------------- --------------------------- -------------------------

Grant Five                            1%                    January 2, 2006
-------------------------- --------------------------- -------------------------

Grant Six                             .5%                   Janaury 2, 2007
-------------------------- --------------------------- -------------------------

Grant Seven                           .5%                   Janaury 2, 2008
-------------------------- --------------------------- -------------------------

The Grant will be earned based upon PERFORMANCE CRITERIA achieved by the Company as defined below. AT ANY TIME AFTER THE COMPANY HAS IMPLEMENTED AN EFFECTIVE ESOP PROGRAM THE CONSULTANT MAY OPT TO ACCEPT OPTION GRANTS IN LIEU OF RESTRICTED COMMON STOCK GRANTS ON A ONE FOR ONE BASIS. THE CONSULTANT MAY DO SO AT EACH INDIVIDUAL GRANT DATE.

The number of shares of Common Stock reflected by the Stock Percentage ("Consultant's Shares") shall be calculated against all issued and outstanding capital stock or other equity or conversion right in the Company inclusive of warrants (in aggregate the "Company Equity"). With respect to any convertible stock of the Company, including without limitation preferred stock classes C and D, and any other conversion right, the calculation determining the number of Consultant's Shares shall be made as if each such conversion had taken place in accordance with the conversion rights associated with such security, (without regard to limitations on the number of shares that may be converted in a single instance or in a defined period), on the Final Date ("Imputed Conversion"). The price of the Common Stock to be used for calculating the Imputed Conversion shall be the average price of the Common Stock for the 10 business days prior to the Final Date reflected on the NASD/OTCBB Market or if the Common Stock is no longer listed on that market, the principal securities exchange or trading market on which the Common Stock is listed or traded, including the pink sheets. With respect to each Grant the final calculation of the total number of Consultant's Shares shall be made within fifteen days of the Final Date, in accordance with the following formula ("Formula"):

         Total # Consultant's Shares = applicable Stock Percentage x the Equity

         The Equity = Company Equity outstanding as of the Final Date + number of Common Shares resulting from Imputed Conversion

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Each Grant is CONDITIONED upon the Company achieving its year-end performance objectives for revenue and profitability, based on a plan to be ratified by the Board of the Company during regularly scheduled meetings for each of the applicable years. For example, whether Grant One occurs will be measured against the plan set forth by the Board in the first quarter of year 2004 for year 2004.

         The subject shares issued via each share grant are non transferable and subject to forfeiture.

         (e) Registration - All Consultant's Shares and Accrued Shares (collectively hereafter referred to as "Consultant's Shares") may be unregistered, unless registered prior to issuance.

         Such unregistered shares shall bear the following legend.

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Consultant's Shares shall not contain the legend set forth above or any other restrictive legend if all of the following conditions are satisfied: (i) there is an effective Registration Statement under the Securities Act at such time,
(ii) the Consultant has delivered a certificate to the Company to the effect that the Consultant will comply with all applicable prospectus delivery requirements under the Securities Act in any sale or transfer of the Consultant's Shares by the Consultant, and (iii) the Consultant has delivered to the Company an opinion of counsel (acceptable to the Company) that such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide the Consultant, upon request, with a certificate or certificates representing Consultant's Shares, free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

The Company covenants that it will take such further action as any holder of Consultant Shares may reasonably request, all to the extent required from time to time to enable such holder to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion of counsel to the Company pursuant in a written letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by the Consultant or successor in interest thereto. Upon the request of any such holder, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

         (f) REGISTRATION RIGHTS - In the event of a registration of Company common stock following the Final Date, Consultant shall have the right to participate in such registration at Company's expense. Additionally, for a period of five years from the date of this Agreement, Consultant shall have preemptive rights in the event of any potentially dilutive event (excluding exercise of any conversion rights accounted for in the Imputed Conversion in Paragraph 4 (d) above), such that Consultant may, within a reasonable time, elect to participate in such dilutive event under the terms thereof to maintain Consultant's then current percentage interest in the Company.

         (g) BONUS: Consultant shall be eligible to receive a bonus as may be payable pursuant to the performance criteria as described below in Section (h). The Bonus shall be based on 300% of the Consultant's annual salary.

         (h) PERFORMANCE CRITERIA: For any quarter of the company's operation the consultant may be eligible for a portion of his bonus if the company achieves revenue or revenue and profit milestones set forth by the Board in its periodic meetings. For the first year of this Agreement, the milestone shall be $ 1.0 million in each quarter and $6 million for the calendar year 2004..

         (i) CHANGE OF CONTROL - In the event of a change of control of the Company during the period covered by this Agreement, all stock grants listed above shall be granted immediately and all cash and expense compensation due for the earlier of 1) three years from the date of change of control, or 2) until the end of the Term of this Agreement, shall be placed in escrow in an account established by the company with the designated escrow agent. The designated escrow agent shall be Mr. David Broadwin Esq. of Foley & Hoag of Boston, MA. A change of control will be defined as a change in the majority ownership of the Equity of the Company, or the resignation or termination of the majority of the directors on the Board within a 2 month period or the replacement of either the CEO or President of the Company.

5. CONFIDENTIAL INFORMATION - Except as permitted or directed by the Company's Board of Directors, during the term of Consultant's engagement or at any time thereafter, the Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Consultant has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of Consultant's engagement by the Company (including engagement by the Company or any affiliated companies prior to the date of this Agreement) whether developed by Consultant self/herself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of Consultant's engagement, the Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published and publicly available or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Consultant.

6. VENTURES - If, during the term of Consultant's engagement the Consultant is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company, unless prior written consent from the Company is obtained. Except as approved by the Company's Board of Directors, the Consultant shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to the Consultant as provided in this Agreement. The Consultant shall not enter into any arrangement through which Consultant acquires or may acquire any interest, direct or indirect, in any vendor or customer of the Company other than Consultant.

7. Patent and Related Matters; Disclosure and Assignment - The Consultant will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by the Consultant, either solely or in collaboration with others, during the term of this Agreement, whether or not during regular working hours, relating either directly or significantly and indirectly to the business, products, practices or techniques of the Company ("Developments"). The Consultant, to the extent that Consultant has the legal right to do so, hereby acknowledges that any and all of the Developments are the property of the Company and agrees to assign and hereby assigns to the Company any and all of the Consultant's right, title and interest in and to any and all of the Developments ("Assignment"). During the period commencing upon the day after the Consultant's last day performing services for the Company and ending one year after termination of the Consultant's engagement with the Company, at the reasonable request of the Company, the Consultant will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company, provided that such conference is at the Company's expense and Consultant is compensated at no less that a rate of $250 per hour for Consultant's time.

         (a) LIMITATION ON SECTION 7(a) - The provisions of Section 7 shall not apply to any Development meeting the following conditions: (i) such Development was developed entirely on the Consultant's own time without the use of any Company equipment, supplies, facility or trade secret information; and (ii) such Development does not relate directly or significantly to the business of the Company to the Company's actual or demonstrably anticipated research or development; or result from any work performed by the Consultant for the Company.

         (b) COPYRIGHTABLE MATERIAL - All right, title and interest in all copyrightable material that the Consultant shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefor, but at no expense to the Consultant, the Consultant shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries, except that Consultant shall be compensated at no less that a rate of $250 per hour for Consultant's time for compliance with this provision following termination or expiration of this Agreement. Where applicable, works of authorship created by the Consultant for the Company in performing Consultant's responsibilities under this Agreement shall be considered "WORKS MADE FOR HIRE," as defined in the U.S. Copyright Act. To the extent not considered as work made for hire, such works will be considered assigned to the Company under the Assignment provision of this
Section 7.

         (c) KNOW-HOW AND TRADE SECRETS - All know-how and trade secret information conceived or originated by the Consultant that arises out of the performance of Consultant's obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

8. TERMINATION OF ENGAGEMENT; (a) GROUNDS FOR TERMINATION - The Consultant's engagement shall terminate prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time: (i) The Consultant dies, (ii) The Board elects to terminate this Agreement for "cause" and notifies the Consultant in writing of such election, (iii) The Board elects to terminate this Agreement without "cause" and notifies the Consultant in writing of such election, (iv) The Consultant elects to terminate this Agreement and notifies the Company in writing of such election, or (v) The Consultant elects to terminate this Agreement for "good reason" (as defined below) and notifies the Company in writing of such election.

         If this Agreement is terminated pursuant to clause (i) or (ii) of this
Section 8(a), such termination shall be effective immediately. If this Agreement is terminated pursuant to clause (iii), (iv), or (v) of this Section 8(a), such termination shall be effective 30 days after delivery of the notice of termination.

         (b) "CAUSE" DEFINED - "Cause" means: (i) The Consultant has breached the provisions of Section 5, 6 or 7 of this Agreement in any material respect,
(ii) The Consultant has engaged in willful and material misconduct, including willful and material failure to perform the Consultant's duties as an officer or Consultant of the Company and has failed to cure such default within 30 days after receipt of written notice of default from the Company, (iii) The Consultant has committed fraud, misappropriation or embezzlement in connection with the Company's business, or (iv) The Consultant has been convicted or has pleaded NOLO CONTENDERE to criminal misconduct (except for parking violations, occasional minor traffic violations and other similar minor violations).

         (c) EFFECT OF TERMINATION - Notwithstanding any termination of this Agreement, the Consultant, in consideration of Consultant's engagement hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Consultant's engagement.

         (d) SURRENDER OF RECORDS AND PROPERTY- Upon termination of Consultant's engagement with the Company, the Consultant shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in Consultant's possession or under Consultant's control.

         (e) PAYMENT CONTINUATION - If the Consultant's engagement by the Company is terminated by the Company pursuant to clause (iii) of Section 8(a) or by Consultant for Good Reason pursuant to clause (v) of Section 8(a), the Company shall continue to pay to the Consultant Consultant's base payment (less any payments received by the Consultant from any disability income insurance policy provided to Consultant by the Company) and shall continue to provide health insurance benefits for the Consultant through the earlier of (a) the date that the Consultant has obtained other full-time engagement, or (b) three (3) months from the date of termination of engagement. If this Agreement is terminated pursuant to clauses (i), (ii) or (iv) of Section 8(a), the Consultant's right to base payment and benefits shall immediately terminate, except as may otherwise be required by applicable law.

         (f) "GOOD REASON" DEFINED - Good Reason shall mean: (i) the assignment of the Consultant to any duties inconsistent in any respect with the Consultant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Consultant; (ii) any termination or reduction of a material benefit under any benefits plan in which the Consultant participates unless (1) there is substituted a comparable benefit that is economically substantially equivalent to the terminated or reduced benefit prior to such termination or reduction or
(2) benefits under such plan are terminated or reduced with respect to all Consultants previously granted benefits thereunder; (iii) without limiting the generality of the foregoing, any material breach of this Agreement by the Company or any successor thereto.

9. INDEMNIFICATION - In the event that Consultant is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that Consultant is or was a director, officer, or member of a committee of the Board or serves or served any other corporation, partnership, joint venture, trust, Consultant benefit plan or other enterprise in any capacity at the request of the Company, or resulting from any of Consultant's actions in any of the foregoing roles Consultant shall be indemnified by the Company and the Company shall advance Consultant's related expenses to the fullest extent permitted by law (including without limitation, damages, costs and reasonable attorney fees), as may otherwise be provided in the Company's Certificate of Incorporation and By Laws as incurred and will start prior to any judicial preceding. The Company further covenants not to amend or repeal any provisions of the Certificate of Incorporation or Bylaws of the Company in any manner which would adversely affect the indemnification or exculpatory provisions contained therein as they pertain to acts. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each indemnified party and Consultant's or her heirs and representatives. If the Company or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to such Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Company shall assume all of the obligations set forth in this section 9.

10. MISCELLANEOUS

         (a) COUNTERPARTS - This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         (b) SEVERABILITY - Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

         (c) SUCCESSORS AND ASSIGNS - This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (d), successors and assigns.

         (d) ASSIGNABILITY - Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Consultant, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. Provided such assignee explicitly assumes such responsibilities, after any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 10.

         (e) MODIFICATION, AMENDMENT, WAIVER OR TERMINATION - No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company or Consultant in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by the Consultant shall constitute a waiver of any other right or breach by the Consultant.

         (f) NOTICES - All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

         If to the Company:

                  Ken Ducey, Jr.
                  Facsimile:  203-431-8309
                  Attn:  President
                  #207 - 54 Danbury Road
                  Ridgefield, CT  06877

         If to the Consultant:

                     Chad A Verdi
                     Verdi Consulting
                     100 Pheasant Drive
                     East Greenwich, RI 02818

         Any party may change the address set forth above by notice to the other party given as provided herein.

         (g) HEADINGS - The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         (h) GOVERNING LAW - ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

         (i) VENUE; FEES AND EXPENSES - Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the state courts located in the State of Connecticut, County of Fairfield or the federal courts in the district which covers such county. The Consultant and the Company consent to the jurisdiction of such courts. The prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in any such action.

         (j) WAIVER OF RIGHT TO JURY TRIAL - Each party hereto hereby waives, except to the extent otherwise required by applicable law, the right to trial by jury in any legal action or proceeding between the parties hereto arising out of or in connection with this Agreement.

         (k) THIRD-PARTY BENEFIT - Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

         (l) WITHHOLDING TAXES - The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

THE PARTIES ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THIS AGREEMENT AND ANY EXHIBITS HERETO ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR ALL PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.

ACCEPTED AND AGREED:

MARKLAND TECHNOLOGY, INC.                        Verdi Consulting

By:  Robert Tarini.                              Chad A. Verdi
CEO
---------------------------------               -------------------------------

Date:                                           Date:
    -----------------------                          ---------------------------